                           PROPRIETARY & CONFIDENTIAL

                               DAOU SYSTEMS, INC.

                       FORM OF MASTER SERVICES AGREEMENT


This MASTER SERVICES AGREEMENT ("Agreement") between the below-named CUSTOMER and DAOU SYSTEMS, INC. ("DAOU" or the "Company") establishes the terms and conditions, which are part of this Agreement (See "Standard Terms and Conditions") under which DAOU will provide the services (the "Services") as set forth in the Schedules of Work ("Schedules") attached to and made part of this Agreement.

-------------------------------------------------------------------------------

Date:                            State of Incorporation:
      ------------------------                          -----------------------

Customer:                        Address of principal place of business:
          --------------------

Contract Id No:
                --------------   ----------------------------------------------


If locations for the performance of services are different from the Customer's principal place of Business, an attachment setting forth such locations is attached. INITIALS:
                     ---------------/-----------------

Address for Notices:

If to Customer:                        If to DAOU:


------------------------------         DAOU Systems, Inc.
                                       5120 Shoreham Place
------------------------------         San Diego, California 92122

------------------------------

------------------------------

The Services to be performed by The Company pursuant to this Agreement, the payments required for such services are set forth on the attached Schedules which are subject to the terms & conditions of this Agreement, and all Schedules incorporate the terms set forth in this Agreement for the duration of the Services. Section 6 of this Agreement is the Company's standard terms and conditions, which, together with all attached Schedules will incorporate all the terms and conditions of this Agreement. The word "Agreement" will apply to all terms and conditions of the Parties, whether contained in the Master Agreement or the Schedules. Changes within the scope of services as reflected in the Schedules will be made in writing and executed by both parties. DAOU will have no obligation to commence work in connection with any change until the change has been agreed to by both parties in writing.

1. TERM AND TERMINATION. The Term of this Agreement will commence on __________, 19__ and will extend thereafter until terminated by either party upon no less than 90 days' prior written notice. However, the Company may terminate this Agreement or suspend Services pursuant to this Agreement at any time immediately upon: (a) any failure of Customer to pay any amounts as provided in this Agreement; (b) any breach by Customer of any material provision of this Agreement continuing for 30 days after receipt of notice thereof; (c) any insolvency, bankruptcy, assignment for the benefit of creditors, appointment of a trustee or receiver or similar event with respect to Customer; (d) any governmental prohibition or required alteration of Services or any violation of applicable law, rule or regulation or (e) any other reason set forth on any applicable Service Order or the attached Standard Terms and Conditions. Any termination will not relieve Customer of its obligation to pay any charges incurred pursuant to this Agreement prior to such termination. The parties' rights and obligations which by their nature would extend beyond the termination, cancellation, or expiration of this Agreement, will survive such termination, cancellation or expiration.

2. FEES. Customer will pay to the Company the charges and fees as set forth in any Schedule attached to this Agreement.

3.  CUSTOMER'S RESPONSIBILITIES.

3.1 Customer will cooperate with the Company to establish priorities for the Services to be provided to Customer. Customer will cooperate with the Company in good faith in the performance of Customer's activities contemplated by this Agreement through, among other things, making available, as reasonably requested by the Company, such facilities, management decisions, personnel, information, approvals, authorizations and acceptances in order that the Services provided by the Company under this Agreement may be accomplished in a proper, timely and efficient manner. Customer expressly acknowledges that the obligations of the Company to perform its obligations in accordance with this Agreement are dependent upon, among other things, the performance by Customer of its obligations under this Agreement and the accuracy of the assumptions and Customer's representations and warranties set forth in this Agreement.

3.2 Customer will designate, and during the term of this Agreement will maintain, a senior manager of Customer (the "Customer Representative") who will act as the primary point of contact for the Company in dealing with Customer with respect to Services provided under this Agreement. The Customer Representative will be responsible for directing, insofar as the Company is concerned, all activities of Customer affecting the Services provided under this Agreement. The Customer Representative will also work with the Company to establish Customer's priorities for the Services to be provided under this Agreement.

3.3 Customer will supply on-site Company personnel with suitable office space, desks, storage, furniture, and other normal office equipment support, including adequate computer resources, telephone service, modems, postage, copying, typing, and supplies (e.g. preprinted and stock forms, labels, magnetic tapes, disks, printer ribbons or cartridges and computer-output-microfilm/fiche) which may be necessary in connection with the Company's performance of the Services.

3.4 Customer hereby grants to the Company the right to operate and to use, and during the term of this Agreement will provide to the Company exclusive access to, the Customer's hardware and software in connection with Services provided under this Agreement, all at no charge to the Company. Customer will take all actions necessary to obtain any consents, approvals and authorizations from third parties necessary for the Company to access, operate and use (at or from any location where Services are to tbe provided pursuant to this Agreement) such items, including, without limitation, the payment of all costs and expenses that are associated therewith. Customer hereby appoints DAOU as Customer's sole administrative agent for all matters pertaining to such items, and Customer will promptly notify in writing all appropriate third parties of such appointment. Customer will retain sole responsibility for all costs and expenses relating to the such items, including, without limitation, any costs and expenses relating to any lease or purchase payments, depreciation, insurance, taxes and maintenance.

4.  RIGHT OF FIRST REFUSAL.

4.1 Customer hereby grants to the Company a right of first refusal to provide services related to Customer's information technology operations that are not expressly provided for by this Agreement before obtaining such services from a third party during the term of this Agreement. In connection with such right of first refusal, Customer will provide the Company with such information relating to such services and a complete and accurate description of all material terms relating to any offer of a third party (including, without limitation, information regarding the time period within which the third party offered to provide the services and the price at which such third party will provide services). Prior to advising Customer whether DAOU will exercise such right of first refusal, the Company will be permitted a reasonable amount of time to review such information and material. The Company may exercise such right of first refusal if (a) the Company reasonably determines that it has comparable or better experience and knowledge of the services requested and that the services offered by it are comparable to or better than those services offered by a third party, (b) the Company offers to provide such services within the same time period as that proposed by a third party, and (c) the Company offers such services at the same price as, or a better price than, that of a third party. If the Company exercises such right of first refusal, Customer will obtain such services from the Company, and if the Company does not exercise such right of first refusal, Customer may obtain such services from any third party.

5.  PERFORMANCE CRITERIA.

5.1 The parties will negotiate in good faith to establish, within 45 days after the date of this Agreement (or such other date as mutually agreed upon by the parties), performance criteria that will serve as measurements of the Company's performance of its ongoing obligations under this Agreement. Such performance criteria will include methods used to measure the following operational performance matters: systems availability; internal systems response time; and routine problem resolution (including Help Desk response time); and the following application support functions: routine application software error correction (including the reporting, correction and tracking of routine application software errors) and the performance of maintenance and enhancement tasks within specified time periods. The Company will be entitled to be excused from meeting the performance criteria for any failure to the extent that such failure is related to any matter constituting force majeure, any failure by Customer to perform its respective obligations under this Agreement, the performance or nonperformance of any software, hardware or other equipment that is used or operated by Customer and that was not recommended by the Company, any significant or material change in the business or operations of Customer or in the manner in which Customer conducts its business.

6.  Standard Terms and Conditions

6.1 PRICE QUOTATIONS: All prices quoted will remain valid only if a Customer's purchase order (including any change orders) is issued within 60 days of the date on which the final quotation was submitted to Customer. Prices do not include installation, set-up, training, technical support, or maintenance fees unless specifically stated in this Agreement. All prices are quoted FOB San Diego, as applicable, and are exclusive of all federal, state, provincial and local taxes imposed on the sale, delivery or use of any of the Services to be performed by DAOU under this Agreement and of any freight, insurance or other transportation related costs, all of which will be paid by Customer in addition to the contract price. The Company reserves the right to revise its prices in connection with its adoption of a new price schedule or modification of existing schedules that are generally applicable to the Services. Such revised prices will be applicable to all Services performed on and after the effective date of the price change.

6.2 OUT OF POCKET EXPENSES: The Company's out of pocket travel expenses are not included in the price quoted and are to be paid separately by the Customer on a monthly basis. The Company's reimbursable out of pocket Expenses include round-trip airfair on major airlines business class or similar available seating, local accommodations limited to market rate, meals at market rates, available economy or mid-size car rental rate plus insurance, gas and parking, shuttle/taxi transportation to and from airport, and fax and telephone charges.

6.3 PAYMENT TERMS: When the Company has extended credit to Customer, the terms of payments will be net 30 days from the date of invoice unless different terms are agreed to in writing. The amount of credit or terms of payment may be changed or credit withdrawn by DAOU at any time. Payment will be made without any deduction or offset by reason of any alleged counterclaim. The Company's last written invoice, change order or statement of account will constitute presumptive evidence of all services accepted by Customer and all amounts due and owing from Customer unless disputed by Customer in writing within ten business days the Company's mailing or transmittal to Customer of such invoice, change order or statement of account.

6.4 LATE PAYMENTS: Interest on all sums due and unpaid after a due date will run at the lesser of the rate of 1.5% per month (18% per annum) or at the maximum rate permitted by applicable law until payment is received. Without limiting the generality of the foregoing, Customer's failure to pay any invoice at its maturity date will make all subsequent invoices immediately due and payable irrespective of contrary dating set forth in such invoices. Upon such failure the Company may thereafter require Customer make payment before additional Services are performed or at such other time as it may specify, or the Company, at its option, may cancel the unfilled portion of any Services and withdraw all unaccepted quotations. If payment of the Company's invoice(s) for performance in part or in whole is not made promptly as provided in this Agreement the Company will have the right to withhold further performance and/or stop work and at its option, to require full or partial payment for the Services. Where payment for Services is to be made by installments the failure of Customer to pay any installments in due time will entitle the Company, at its option, to treat such failure as a repudiation of the whole contract by Customer and to recover damages for such breach of contract. If, at Customers's request or for any other reason for which Customer is responsible, Services are delayed, the Company will have the right to immediately invoice Customer for work done and costs and expenses incurred up to the time of the delay.

                              PROPRIETARY & CONFIDENTIAL

6.5 SCHEDULE SERVICE DATES: All proposed delivery, implementation and performance dates are estimates only and such dates are not be deemed of the essence of this Agreement. The Company will not be liable for or deemed to be in default by reason of any delay in delivery or for non-delivery or for any other delay in performance pursuant to this Agreement, in whole or in part, caused by the occurrence of any contingency beyond the control of either the Company or its suppliers, If any such contingency occurs, the Company may allocate its performance of Services among Customer and the Company's other customers.

6.6  EXPRESS WARRANTIES.  The Company will re-perform any defective
Services or repair or replace any defective hardware or software supplied in connection with such Services for a period of 30 days from the date of Customer's acceptance of such Services. The Company gives no warranty, expressed or implied, other than a pass-through of any manufacturers' warranties, on any hardware or software products provided to Customer. Any alterations, additions, improvements or attachments on any third-party hardware or software supplied by the Company which are not authorized in writing by the Company, or by the applicable manufacturer, producer, or supplier, will be solely at Customer's expense and risk. Laws from time to time in force in the relevant market may imply warranties which cannot be excluded or which can only be excluded to a limited extent, in which case, the Company limits its liability to the extent permitted by law. The warranty in this Agreement may be asserted by Customer only and not by Customer's customers, end users or other third persons. CUSTOMER ACKNOWLEDGES AND AGREES THAT THE PROVISIONS OF THIS WARRANTY CONSTITUTE THE SOLE AND EXCLUSIVE REMEDY
AVAILABLE TO IT WITH REGARD TO DETECTIVE SERVICES.

    NO OTHER WARRANTIES: TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAWS, ALL OTHER WARRANTIES BY DAOU, WHETHER IMPLIED OR STATUTORY, AND ALL OBLIGATIONS AND REPRESENTATIONS AS TO PERFORMANCE, QUALITY OR ABSENCE OF HIDDEN DEFECTS, INCLUDING ALL WARRANTIES WHICH MIGHT ARISE FROM COURSE OF DEALING OR CUSTOM OR USAGE OF TRADE AND INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED. DAOU DOES NOT WARRANT THAT THE OPERATIONS OF THE CUSTOMER WILL BE UNINTERRUPTED OR ERROR FREE.

6.7 LIMITATIONS OF LIABILITY: UNDER NO CIRCUMSTANCES WILL THE COMPANY OR ITS REPRESENTATIVES, EMPLOYEES, AFFILIATES, OFFICERS, DIRECTORS OR AGENTS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CUSTOMER'S CLAIMS OR THOSE OF ITS CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF DATA, GOOD WILL, USE OF MONEY OR USE OF THE SERVICES, INTERRUPTIONS IN THE USE OR AVAILABILITY OF DATA, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, EXCEPT ONLY IN THE CASE OF DEATH OR PERSONAL INJURY WHERE AND TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY. IN NO EVENT WILL THE AGGREGATE LIABILITY THAT THE COMPANY OR REPRESENTATIVES MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED THE TOTAL AMOUNT ACTUALLY PAID BY CUSTOMER, AS APPLICABLE, FOR THE SERVICES THAT DIRECTLY CAUSED THE DAMAGE. THE REMEDIES, AND LIMITATIONS CONTAINED IN THESE SALE TERMS AND CONDITIONS WILL BE THE SOLE AND EXCLUSIVE REMEDIES OF CUSTOMER.

6.8 NO OTHER REPRESENTATIONS. Customer acknowledges that there are no representations outside these terms which have induced Customer to enter into this Agreement. All proposals and presentations otherwise communicated to Customer are intended merely to present a general idea of the Services described therein, and nothing contained in any of them will form any part of this Agreement.

6.9 HARDWARE & SOFTWARE SUBSTITUTIONS. The Company will have the unilateral right to make substitutions and modifications in the specifications of Services, or in the hardware or software or other items to be utilized in connection therewith, provided such substitutions or modifications do not materially affect form, fit or function of the Services.

6.10 SOFTWARE LICENSES. Any and all software purchased by Customer will be licensed in accordance with the manufacturers's software licensing policies. Customer will indemnify and hold the Company harmless from any and all violation of copyright laws and infringements by Customer. The Company will indemnify and hold Customer harmless from any and all violation of copyright laws and infringements by DAOU.

6.11 RISK OF LOSS. Any shipments of goods provided in connection with the Services will be delivered F.O.B. the Company's factory and title and liability for loss or damage thereto will pass to Customer upon delivery of the goods to a carrier for shipment to Customer.

6.12 COMPLAINTS. Customer will, within 30 days from the completion of the Services performed by the Company pursuant to this Agreement, give notice to the Company of any matter or thing by reason whereof Customer may allege that the Services are not in accordance with this Agreement. If Customer will fail to give such notice, the Services will be deemed conclusively to be in all respect in accordance with this Agreement and Customer will be deemed conclusively to have accepted the Services accordingly as of such 30th day.

6.13 CUSTOMER'S BANKRUPTCY OR INSOLVENCY. If at any time prior to the date of initial production and/or shipment or at any subsequent time, there is filed by or against Customer in any court, a petition of bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Customer's property or if Customer makes an assignment for the benefit of creditors, this Agreement will, at the sole option of the Company, be subject to cancellation. If the Company elects to reinstate the performance of Services it will be subject to all the terms and conditions contained in this Agreement.

6.14 ATTORNEYS FEES. If any suit is brought to collect any amounts owing by Customer, the Company will be entitled to recover its costs and attorneys' fees incurred in connection with collecting such amounts owed.

6.15 NO SINGLE REMEDY. All of the remedies set forth in this Agreement are in addition to any that may be available under applicable law and are cumulative and not alternative.

6.16 LAW AND VENUE: This Agreement will be governed by and under the laws of the State of California without regard to the application of the principles of conflict of laws. In the event that both parties fail to resolve any dispute relating to this Agreement, the dispute will be settled by arbitration in accordance with the commercial rules of the American Arbitration Association and such arbitration shall be held in San Diego, California. The prevailing party will be entitled to recover its attorneys' fees. The cost of arbitration will be shared equally by the parties. Customer and the Company agree that venue is proper in said courts and waive any objection to the above-referenced jurisdiction and venue.

6.17 ASSIGNMENT: Customer will not assign any benefit under this Agreement without the consent in writing of the Company, which may if given be on such terms as to guarantee or indemnity or otherwise as the Company deems to be appropriate.

                              PROPRIETARY & CONFIDENTIAL

6.18 NOTICES: Any notice or communication provided for pursuant to this Agreement will be in writing and will be deemed given and received (a)upon delivery, if personally delivered or by facsimile transmission with receipt acknowledged, (b)one business day after having been deposited for overnight delivery with Federal Express or a comparable overnight courier or (c)three business days after deposit in U.S. mail when sent by registered or certified mail, postage prepaid, with proof of delivery to the address for such party set forth on the cover page of the Agreement, of which these terms and conditions are a part.

6.19 WAIVERS: No waiver of any provision of this Agreement will be binding unless and until set forth expressly in writing and signed by a duly authorized representative of the waiving party. The waiver by any party of any specific breach will not operate or be construed as a waiver of any preceding, contemporaneous or succeeding breach of as a continuing waiver. No failure or delay by a party in exercising any right, power, or privilege under this Agreement or other conduct by a party will operate as a waiver, and no single or partial exercise thereof will preclude the full exercise or further exercise of any right, power, or privilege.

6.20 CONSTRUCTION RULES: If any term or provision of this Agreement is held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision will be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent, and in every case the remainder of this Agreement will not be affected thereby and will remain valid and enforceable. Typographical and clerical errors are subject to correction.

6.21 PROPRIETARY RIGHTS. The Company retains all right, title, and interest in and to any and all development tools, know-how, methodologies, processes, technologies or vendor lists used in providing Services under this Agreement and which are based upon trade secrets or proprietary information of the Company or otherwise owned or licensed by it.

6.22 CONFIDENTIALITY: The Company agrees to protect the confidentiality of Customers proprietary information including but not limited to financial information, patient information, clinical practice or management at Customer's facility. The Company will not divulge or disclose to any third parties any information concerning the affairs of the Customer which may be received by the Company at any time, unless such information becomes publicly available through no fault of the Company. Customer agrees to protect the confidentiality of the Company proprietary information including not limited to all drawings, design techniques, contract prices, and improvements provided by the Company. Customer will not divulge any portion of the contract, agreement, or design, not already in the public domain that are marked confidential will not be revealed at any time unless such information becomes publicly available through no fault of the Customer.

6.23 EMPLOYEES: For a period of two years from the date of this Agreement, Customer will not directly solicit for employment any employee of the Company with whom Customer has had contact or who became known to Customer in connection with Customer consideration of the Agreement.

6.24 ENTIRE AGREEMENT. These terms and conditions, together with the Master Services Agreement and Schedules of Work to which these terms and conditions are attached and form a part, constitutes the entire understanding between the parties and supersede any previous or contemporaneous negotiations, communications, representations or agreements by either party whether verbal or written.

6.25 AMENDMENTS. No change or modification of any terms or conditions will be valid or binding unless in writing and signed by an authorized representative of the Company. The signing by the Company of any of Customer's documentation will not imply any modification of these terms unless specific written reference by the Company is made thereto.


Each person executing this Agreement on behalf of DAOU or Customer represents and warrants that he or she has been fully authorized to do so, and that all necessary corporate actions (if any) required for the execution of this Agreement have been taken.








Accepted and agreed to:
DAOU SYSTEMS, INC.                      [CUSTOMER]
                                        ----------------------------------------
By:                                     By:
   --------------------------------        -------------------------------------
Name:                                   Name:
     ------------------------------          -----------------------------------
Title:                                  Title:
      -----------------------------           ----------------------------------



        SIGNATURE PAGE TO DAOU SYSTEMS, INC. MASTER SERVICES AGREEMENT.


                                       2